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                                                                      Exhibit 24


                               Crown Vantage Inc.

                               Power of Attorney


     Resolved, that without limiting the authority of any officer of the Corporation, Christopher M. McLain be hereby appointed attorney-in-fact of the Corporation and each of the Directors with full power to sign the Registration Statement on Form S-8 relating to the Vantage Investment Plan and any amendments thereto on behalf of and in the name of the Corporation and on behalf of each of the Directors.

     The undersigned, being a majority of the Board of Directors, hereby consent and approve the foregoing as of September 15, 1998.


/s/ Ernest S. Leopold                        /s/ George B. James
------------------------                     -------------------------
Ernest S. Leopold                            George B. James


/s/ Joseph T. Piemont                        /s/ E. Lee Showalter
------------------------                     -------------------------
Joseph T. Piemont                            E. Lee Showalter


/s/ William D. Walsh                         /s/ James S. Watkinson
------------------------                     -------------------------
William D. Walsh                             James S. Watkinson


/s/ Donna L. Weaver                          /s/ Robert A. Olah
------------------------                     -------------------------
Donna L. Weaver                              Robert A. Olah